Exhibit j under Form N-1A
                                          Exhibit 23 under Item 601/Reg S-K


                        PRICEWATERHOUSECOOPERS, LLP


                    CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 14, 2002, relating to the financial statements and financial highlights which appears in the January 31, 2002 Annual Report to Shareholders of the Golden Oak Growth Portfolio, the Golden Oak Value Portfolio, the Golden Oak Small Cap Value Portfolio, the Golden Oak International Equity Portfolio, the Golden Oak Intermediate-Term Income Portfolio, the Golden Oak Michigan Tax Free Bond Portfolio and the Golden Oak Prime Obligation Money Market Portfolio (constituting seven portfolios of The Arbor Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Experts," and "Financial Statements" in such Registration Statement.


By: /s/ PRICEWATERHOUSECOOPERS, LLP
    Pricewaterhousecoopers, LLP
    Independent Accountants

Philadelphia, PA
June 12, 2002